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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 12, 2001


                            WHOLE FOODS MARKET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                          0-19797                 74-1989366
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (IRS EMPLOYMENT
     OF INCORPORATION)                                      IDENTIFICATION NO.)



           601 NORTH LAMAR, #300
               AUSTIN, TEXAS                            78703
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    512-477-4455
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ITEM 4. Changes in Registrant's Certifying Accountant.

On April 12, 2001, management of the Company notified KPMG LLP that their appointment as independent auditors has been terminated effective April 12, 2001. Ernst & Young LLP has been engaged as independent auditors effective upon KPMG's termination. The decision to change auditors was recommended by the audit committee of the Board of Directors and approved by the Board of Directors.

The reports of KPMG LLP on the Company's financial statements for the fiscal years ended September 24, 2000 and September 26, 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for the fiscal years ended September 24, 2000 and September 26, 1999, and in the subsequent interim period through January 14, 2001, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the matter in their report.

The Company provided KPMG LLP with a copy of this disclosure and requested KPMG LLP to furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated April 18, 2001 is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.  Financial Statements And Exhibits.

(c) Exhibits.

Exhibit 16.1 Letter from KPMG LLP to the Securities and Exchange Commission dated April 18, 2001.
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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     WHOLE FOODS MARKET, INC.


Date: April 18, 2001                 By: /s/ Glenda Flanagan
                                        -------------------------
                                          Glenda Flanagan,
                                          Chief Financial Officer